                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             Bed Bath & Beyond Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [BED BATH & BEYOND LOGO]

[BED BATH & BEYOND LETTERHEAD]

                                          May [21], 2001

Dear Shareholder:

     We are pleased to invite you to attend the Company's 2001 Annual Meeting of Shareholders on Thursday, June 28, 2001. The meeting will begin at 9:00 a.m. at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey.

     The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting. You will be asked to elect two directors, ratify the appointment of auditors, approve an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares and vote on a shareholder proposal. Your Board of Directors recommends a vote FOR the election of the two directors, FOR ratification of the appointment of auditors and FOR the approval of the adoption of the amendment to the Certificate of Incorporation. Your Board of Directors recommends a vote AGAINST the shareholder proposal.

     Your proxy card and the Company's 2000 Annual Report are also enclosed.

     Whether or not you plan to attend in person, please read the proxy statement and vote your shares. You are requested to sign, date and mail the enclosed proxy at your earliest convenience in the enclosed postage-paid envelope.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          SIGNATURE
                                          Warren Eisenberg
                                          Co-Chairman and
                                          Co-Chief Executive Officer

                                          SIGNATURE
                                          Leonard Feinstein
                                          Co-Chairman and
                                          Co-Chief Executive Officer

                             BED BATH & BEYOND INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 28, 2001

TIME..........................   9:00 A.M. on Thursday, June 28, 2001

PLACE.........................   Headquarters Plaza Hotel
                                 3 Headquarters Plaza
                                 Morristown, New Jersey

ITEMS OF BUSINESS.............   (1)  To elect two directors for three years
                                      until the Annual Meeting in 2004 and until their successors have been elected and qualified (Proposal 1).

                                 (2) To ratify the appointment of KPMG LLP as independent auditors for the 2001 fiscal year (Proposal 2).

                                 (3) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 350 million shares to 900 million shares (Proposal 3).

                                 (4)  To vote on a shareholder proposal
                                      (Proposal 4).

                                 (5)  To transact such other business as may
                                      properly be brought before the meeting or any adjournment or adjournments.

RECORD DATE...................   You can vote if you are a shareholder of record
                                 on May 1, 2001.

ANNUAL REPORT.................   Our 2000 Annual Report, which is not a part of
                                 the proxy soliciting material, is enclosed.

PROXY VOTING..................   It is important that your shares be represented
                                 and voted at the meeting. We hope you will attend the meeting. Whether or not you plan to attend, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided. No postage is required.

May [21], 2001                     Warren Eisenberg
                                    Co-Chairman and Co-Chief Executive Officer

                                   Leonard Feinstein
                                    Co-Chairman and Co-Chief Executive Officer

                                                  BED BATH & BEYOND INC.
                                                  650 LIBERTY AVENUE
                                                  UNION, NEW JERSEY 07083

                                PROXY STATEMENT
--------------------------------------------------------------------------------

     The proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc. (the "Company," "we," or "us"), a New York corporation, of proxies to be voted at our 2001 Annual Meeting of Shareholders and at any adjournment or adjournments.

             QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS
--------------------------------------------------------------------------------

     This Proxy Statement, the proxy card and our 2000 Annual Report are being mailed starting May [21], 2001.

WHAT MAY I VOTE ON?

     You may vote on the following proposals:

- election of two directors to hold office until the Annual Meeting in 2004 (Proposal 1);

- ratification of the appointment of KPMG LLP as independent auditors for fiscal 2001 (Proposal 2);

- approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock (Proposal 3); and

-  consideration of a shareholder proposal (Proposal 4).

WHO MAY VOTE?

     Shareholders of record of the Company's common stock at the close of business on May 1, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were [285,745,226] shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

HOW DO I VOTE?

     Complete, sign and date the enclosed proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the first three proposals and AGAINST the fourth proposal. Sending in a signed proxy card will not affect your right to attend the Annual Meeting and vote in person.

CAN I CHANGE MY VOTE?

     Yes. You may revoke your proxy at any time before it is exercised by doing any of the following:

- sending a letter to the Secretary of the Company telling him that your proxy is revoked;

-  signing a new proxy and sending it to the Secretary of the Company; or

-  attending the Annual Meeting and voting by ballot.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     A "quorum" is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting. They may be present at the meeting or represented by proxy. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum, but are not counted for purposes of determining any of the proposals to be voted on.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

     A "FOR" vote by a majority of the outstanding shares of common stock is required to approve the amendment to the Certificate of Incorporation. A plurality of the votes cast is required for the election of Directors. A "FOR" vote by a majority of the votes cast is required to approve the other proposals to be acted on at the Annual Meeting.

WHAT IS AN ABSTENTION?

     An abstention is a properly signed proxy card which is marked "abstain".

WHAT IS A BROKER "NON-VOTE"?

     A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules, all of the proposals to be considered at the meeting are "discretionary" items upon which New York Stock Exchange member brokerage firms that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

WILL ANY OTHER MATTERS BE ACTED ON AT THE ANNUAL MEETING?

     If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of April 7, 2001, which is the date by which shareholder proposals must have been received by the Company to be presented at the meeting, we did not know of any other matters to be presented at the Annual Meeting.

WHO PAYS FOR THIS PROXY SOLICITATION?

     The Company will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or employees of the Company. The Company has engaged D.F. King & Co., Inc., for a fee to be determined, to assist in the solicitation of proxies. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

                       ELECTION OF DIRECTORS (PROPOSAL 1)
--------------------------------------------------------------------------------

HOW IS THE BOARD OF DIRECTORS STRUCTURED?

     The Board of Directors is divided into three classes, each with a staggered three year term of office. The current number of directors is six, with two directors being elected at each annual meeting.

WHO HAS BEEN NOMINATED THIS YEAR FOR ELECTION AS A DIRECTOR?

     The Board of Directors has nominated Warren Eisenberg and Robert J. Swartz, who are current directors of the Company whose terms of office expire at the Annual Meeting. The principal occupation and certain other information about Messrs. Eisenberg and Swartz is provided below:

                                                                                NUMBER OF SHARES OF COMMON
         NAME AND AGE AS OF           POSITION, PRINCIPAL OCCUPATION, BUSINESS  STOCK OWNED BENEFICIALLY AND
            MAY 1, 2001                     EXPERIENCE AND DIRECTORSHIPS        PERCENT OF CLASS
------------------------------------  ----------------------------------------  ----------------------------
Warren Eisenberg...............   70  Co-Chief Executive Officer, Co-Chairman            [9,732,498](1) ([3.4]%)
                                      and Director. Co-Founder, Co-Chief
                                      Executive Officer and Director of the
                                      Company since 1971. Chairman 1992 to
                                      1999.

                                                                                NUMBER OF SHARES OF COMMON
         NAME AND AGE AS OF           POSITION, PRINCIPAL OCCUPATION, BUSINESS  STOCK OWNED BENEFICIALLY AND
            MAY 1, 2001                     EXPERIENCE AND DIRECTORSHIPS        PERCENT OF CLASS
------------------------------------  ----------------------------------------  ----------------------------
Robert J. Swartz...............   75  Certified Public Accountant and                         4,678*
                                      Financial Consultant to various
                                      businesses. Until 1991 a partner in the
                                      accounting firm of KPMG LLP and its
                                      predecessors. Director of the Company
                                      since 1992. Mr. Swartz is also a
                                      director of Standard Motor Products,
                                      Inc. and a Vice President of Alco
                                      Capital Group, Inc.

---------------
* Less than 1% of the outstanding common stock of the Company.

1. The shares shown as being owned by Mr. Eisenberg include: (a) [4,624,007] shares owned by Mr. Eisenberg individually; (b) [466,666] shares issuable pursuant to stock options granted to Mr. Eisenberg that are or become exercisable within 60 days; (c) [705,200] shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; (d) [2,000,000] shares owned of record by Mr. Eisenberg's wife; and (e) [1,936,625] shares owned of record by a trust for the benefit of Mr. Eisenberg and his family members. Mr. Eisenberg has sole voting power with respect to the shares held by him individually but disclaims beneficial ownership of any of the shares not owned by him individually.

HOW LONG WILL THESE NOMINEES SERVE IF ELECTED?

     Three years, until our Annual Meeting in 2004, and/or until a successor is elected.

HOW WILL THE VOTE BE CONDUCTED?

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees, unless you indicate on the proxy card that your vote should be withheld from one or both of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

                      OTHER BOARD OF DIRECTORS INFORMATION
--------------------------------------------------------------------------------

WHO ARE THE DIRECTORS WHO WILL CONTINUE TO SERVE?

     The principal occupation and certain other information about the directors whose terms of office continue after the Annual Meeting is provided below.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                                                        NUMBER OF SHARES OF COMMON
    NAME AND AGE AS OF      POSITION, PRINCIPAL OCCUPATION, BUSINESS   STOCK OWNED BENEFICIALLY AND
       MAY 1, 2001                EXPERIENCE AND DIRECTORSHIPS               PERCENT OF CLASS
--------------------------  -----------------------------------------  ----------------------------
Leonard Feinstein....   64  Co-Chief Executive Officer, Co-Chairman    [9,716,842](2)([3.4]%)
                            and Director. Co-Founder, Co-Chief
                            Executive Officer and Director of the
                            Company since 1971. President 1992 to
                            1999. Mr. Feinstein is also a director of
                            Reckson Associates Realty Corp.
Robert S. Kaplan.....   43  Investment banker. A Managing Director or                4,524*
                            partner of Goldman, Sachs & Co. for more
                            than five years. Director of the Company
                            since 1994.

---------------
* Less than 1% of the outstanding common stock of the Company.

2. The shares shown as being owned by Mr. Feinstein include: (a) [6,610,351] shares owned by Mr. Feinstein individually; (b) [466,666] shares issuable pursuant to stock options granted to Mr. Feinstein that are or become exercisable within 60 days; (c) [703,200] shares owned by a foundation of which Mr. Feinstein and his family members are trustees and officers; and (d) [1,936,625] shares owned of record by a trust for the benefit of Mr. Feinstein and his family members. Mr. Feinstein has sole voting power with respect to the shares held by him individually but disclaims beneficial ownership of any of the shares not owned by him individually.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                                                        NUMBER OF SHARES OF COMMON
    NAME AND AGE AS OF      POSITION, PRINCIPAL OCCUPATION, BUSINESS   STOCK OWNED BENEFICIALLY AND
       MAY 1, 2001                EXPERIENCE AND DIRECTORSHIPS               PERCENT OF CLASS
    ------------------      -----------------------------------------  ----------------------------
Steven H. Temares....   42  Chief Operating Officer, President and               [738,000](3)*
                            Director. Chief Operating Officer since
                            1997. President and Director since 1999.
                            Executive Vice President from 1997 to
                            1999. Prior to 1997, Director of Real
                            Estate and General Counsel of the
                            Company.
Klaus Eppler.........   70  Practicing attorney. A partner in the law               3,596(4)*
                            firm of Proskauer Rose LLP, counsel to
                            the Company, since 1965. Director of the
                            Company since 1992. Mr. Eppler is also a
                            director of The Dress Barn, Inc.

---------------
* Less than 1% of the outstanding common stock of the Company.

3. The shares shown as being owned by Mr. Temares include: (a) 10,000 shares owned by Mr. Temares individually; and (b) [728,000] shares issuable pursuant to stock options granted to Mr. Temares that are or become exercisable within 60 days.

4. Proskauer Rose LLP received fees for legal services from the Company during the fiscal year ended March 3, 2001 and the law firm is continuing to provide legal services to the Company during fiscal 2001.

HOW MANY TIMES DID THE BOARD OF DIRECTORS MEET LAST YEAR?

     The Board of Directors held seven meetings during fiscal 2000.

HOW ARE DIRECTORS COMPENSATED?

     In fiscal 2000, each outside director was paid at the rate of $2,500 per quarter. Directors are permitted to receive all or a portion of such payments in the form of common stock.

INFORMATION ABOUT COMMITTEES OF THE BOARD

     The Board of Directors has appointed an Audit Committee, currently consisting of Messrs. Swartz, Eppler and Kaplan. The function of this Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of reviewing the Company's financial reports and information and its auditing, accounting and financial reporting processes. In addition, the functions of this Committee include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company's quarterly results and the results of their audit and reviewing the Company's internal accounting controls. A copy of the Charter of the Audit Committee is attached as Exhibit A. The Audit Committee held six meetings during fiscal 2000.

     The Board of Directors has no standing nominating or compensation committees. The Bed Bath & Beyond Inc. stock option plans are administered by two Stock Option Committees. One committee consists of Messrs. Swartz and Kaplan. This committee is authorized to grant stock options to officers of the Company. The second committee, which consists of Messrs. Eisenberg and Feinstein, is authorized to grant stock options to all eligible optionees other than officers and directors. The Committees held no formal meetings in fiscal 2000, but acted by written consents.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     From time to time, the Board of Directors has appointed a special committee consisting of all of the outside directors to consider certain issues involving the compensation of senior management. Messrs. Swartz, Eppler and Kaplan served on such a special committee in fiscal 2000, which held several meetings during fiscal 2000 in addition to a number of telephone consultations in connection with an amendment to the employment agreements with Messrs. Eisenberg and Feinstein. See above for information regarding Mr. Eppler's relationship with Proskauer Rose LLP, counsel to the Company.

                       APPROVAL OF AUDITORS (PROPOSAL 2)
--------------------------------------------------------------------------------

WHO HAS THE BOARD OF DIRECTORS APPOINTED AS THE AUDITORS?

     The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP to serve as our independent auditors for fiscal 2001, subject to the approval of our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify their appointment is not approved, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if the proposal is approved, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of the Company and its shareholders.

WHAT WERE THE FEES PAID TO KPMG LLP FOR PROFESSIONAL SERVICES FOR THE FISCAL YEAR ENDED MARCH 3, 2001?

     The aggregate fees billed or to be billed for professional services for the audit of the Company's financial statements for the year ended March 3, 2001, including the reviews of the quarterly financial statements during the year, were $190,000. All other fees, consisting primarily of tax services, billed for services by KPMG LLP during the fiscal year aggregated $429,000. No fees were billed or incurred for financial information systems design and implementation services during the year. The Audit Committee has considered whether the provi-sion of the services other than the audit and quarterly review services is compatible with maintaining KPMG LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001.

                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee consists of the three directors listed below. The Board of Directors has determined that the membership of the Audit Committee meets the independence and experience requirements as defined under the National Association of Securities Dealers' listing standards. The Committee reviewed and approved the Charter, adopted by the Board, that is attached as Exhibit A.

     The Audit Committee discussed the auditors' review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company's quarterly reports with the Securities and Exchange Commission. The Audit Committee also has met and held discussions with management and the independent auditors with respect to the audited year-end financial statements. Further, the Committee discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors the auditors' independence. Based on these discussions and the written disclosures received from the auditors, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended March 3, 2001.

     This report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the Securities and Exchange Commission.

                    AUDIT COMMITTEE

                    Robert J. Swartz, Chair
                    Klaus Eppler
                    Robert S. Kaplan

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 3)
--------------------------------------------------------------------------------

WHAT IS THIS PROPOSAL?

     If adopted, this proposal will approve an amendment to the Company's Certificate of Incorporation that would increase the number of the authorized shares of the Company's common stock from 350,000,000 to 900,000,000. The text of the proposed amendment is attached as Exhibit B.

WHAT IS AUTHORIZED STOCK?

     The Company's Certificate of Incorporation establishes the maximum number of shares of common stock that we may issue without obtaining additional shareholder approval. This is called authorized stock.

WHAT IS THE DIFFERENCE BETWEEN AUTHORIZED STOCK AND ISSUED STOCK?

     Shares that have already been issued are referred to as "issued" or "issued and outstanding." The difference between the total number of authorized shares and the number of issued shares is the number of shares that the Company may issue in the future without amending the Certificate of Incorporation.

WHEN AND HOW WILL THE ADDITIONAL SHARES OF COMMON STOCK BE ISSUED?

     The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. No further action nor authorization by the Company's shareholders would be necessary prior to issuance of the common stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the Nasdaq Stock Market or of any stock exchange on which the Company's common stock may then be listed.

WHAT RIGHTS WILL THE NEW AUTHORIZED SHARES HAVE?

     If approved, the additional shares of common stock will have the same voting and other rights as all other shares of the Company's common stock.

WHY DOES THE BOARD OF DIRECTORS WANT TO DO THIS?

     The Board has already approved this amendment and voted to recommend it to the Company's shareholders. The Board of Directors believes that the increased number of authorized shares of common stock will improve the Company's flexibility, and will enable the Board of Directors to declare a further stock split or stock dividend if conditions deem such action desirable. The Board of Directors has declared a two-for-one stock split in the form of a 100% stock dividend four times since the Company went public in 1992. The shareholders last approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock to 350,000,000 in 1998. There currently are over 280,000,000 shares outstanding not including shares reserved for the Company's stock option plans.

     Requiring the shareholders to meet and approve each separate issuance of additional common stock would be time-consuming and costly. Moreover, if shareholder authorization of additional common stock were postponed until a specific need arose, the delay could, in some instances, deprive the Company and its shareholders of opportunities otherwise available. While not intended as an anti-takeover provision, the increase in authorized shares by the proposed amendment could under some circumstances (i) enable existing directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board of Directors in opposing the takeover if the Board of Directors determines that the takeover is not in the best interests of the Company and its shareholders. The Company's Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                       SHAREHOLDER PROPOSAL (PROPOSAL 4)
--------------------------------------------------------------------------------

     We have been notified that the following shareholder proposal will be presented for consideration at the Annual Meeting. Promptly upon receipt of an oral or written request we will provide you with the name and address of, and number of shares held by, the proponents of the shareholder proposal.

RESOLVED:  The Shareholders request that:

1. The Company make available to shareholders, at reasonable expense, a report four months from the date of the annual meeting, which includes a description of:

     a. Efforts to encourage diversified representation on the board;

     b. Criteria for board qualification;

     c. The process of selecting board nominees and board committee members;

2. The Board Nominating Committee make a greater effort to locate qualified women and persons of color as candidates for nomination to the board.

SHAREHOLDER'S SUPPORTING STATEMENT

     Employees, customers, and stockholders make up a greater diversity of backgrounds than ever before. We believe that the board composition of major corporations should reflect the workforce and marketplace of the twenty-first century if our company is going to remain competitive.

     The Department of Labor's 1995 Glass Ceiling Commission reported that diversity and inclusiveness in the workplace positively impact the bottom line ("Good for Business: Making Full Use of the Nation's Human Capital"). A Covenant Fund report of S&P 500 companies revealed that "firms that succeed in shattering their own glass ceiling racked up stock-market records that were nearly 2.5 times better than otherwise-comparable companies."

     The Investor Responsibility Research Center (IRRC) reported in 1996 that inclusiveness at senior management levels was only at 12 percent for the over 39,000 companies required to submit the EEO-1 Report. The Glass Ceiling Commission reported that companies select from only half of the available talent within the U.S. workforce.

     If we are to be prepared for the 21st Century, we must learn how to compete in an increasingly diverse global marketplace by promoting and selecting the best qualified people regardless of race, gender or physical challenge. Sun Oil's CEO Robert Campbell stated, "often what a woman or minority person can bring to the board is some perspective a company has not had before -- adding some modern-day reality to the deliberation process. Those perspectives are of great value, and often missing from an all-white, male gathering. They can also be inspirational to the company's diverse workforce" (Wall Street Journal, 8/12/96).

     We believe that the judgment and perspectives of a diverse board will improve the quality of corporate decision-making. A growing proportion of stockholders is attaching value to board inclusiveness, since the board is responsible for representing shareholder interests in corporate meetings. The Teachers Insurance and Annuity Association and College Retirement Equities Fund, the largest American institutional investor, recently issued a set of corporate governance guidelines which included a call for "diversity of directors by experience, sex, age, and race."

     We therefore, urge our company to enlarge its search for qualified board members.

COMPANY'S STATEMENT IN OPPOSITION

WHAT IS THE RECOMMENDATION OF THE BOARD?

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

HAS THIS PROPOSAL BEEN SUBMITTED BEFORE?

     Yes. An almost identical proposal has been brought at the two prior annual meetings. At both meetings it was defeated by the shareholders.

WHAT IS THE COMPANY'S POSITION REGARDING DIVERSITY?

     As we stated on the prior occasions this issue has been raised, the Company agrees with the merits of achieving a diverse work force in all aspects of Company governance and operations, and the Company has and expects to continue to work hard to bring diversity throughout the Company.

HOW DOES THE COMPANY PROMOTE DIVERSITY?

     Mutual respect is at the heart of the Company's practices, procedures and guidelines, all of which are regularly reviewed and reported upon to the President and Chief Operating Officer to assure that our commitment to diversity is reflected in our operations. There are women and members of minority groups in management positions at virtually all levels of the Company, including four women Vice Presidents. It is the Company's policy and practice to recruit, hire, train, promote, transfer, compensate and provide all other conditions of employment without regard to race, color, creed, religion, national origin, age, sex, marital status, lawful alien status, sexual orientation, physical or mental disability, citizenship status or veteran status.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

     The Board of Directors does not believe this proposal would serve shareholder interests. Just as the Company's employment decisions are based on operating needs, the principal criteria in selecting an individual for Board membership are the individual's qualifications, experience and the ability to contribute to the enhancement of shareholder value without regard to gender, minority or other status.

     The proponents of this proposal again cite a report that companies with diversified boards have better stock market records. The Company has reported nine consecutive years of record earnings and has annually recorded consistently high returns on shareholders' equity since its initial public offering in 1992. The stock price performance graph included in this Proxy Statement indicates that the shareholder return on the common stock of the Company far exceeds the shareholder return on the S&P 500 companies cited in the report.

     The shareholder proposal would require the Board of Directors to provide a report by a deadline date, commit the Company to a policy of board inclusiveness and establish a timetable for achieving it. The Board of Directors believes that this proposal is inappropriately restrictive, would unduly limit the Company in its selection of Directors, would involve substantial cost in time and effort without any commensurate benefit and would, therefore, be detrimental to the best interests of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the aggregate compensation earned by the Company's two Co-Chief Executive Officers and the three other highest paid executive officers of the Company for services rendered in fiscal 1998, 1999 and 2000.

                                                    ANNUAL                     LONG TERM
                                                 COMPENSATION                COMPENSATION
                                            ----------------------   -----------------------------
                                                                      RESTRICTED      SECURITIES        ALL OTHER
NAME AND                                                     BONUS      STOCK         UNDERLYING       COMPENSATION
PRINCIPAL POSITION                 YEAR     SALARY ($)        ($)    AWARD(S) ($)   OPTIONS (#)(A)         ($)
------------------                 ----     ----------       -----   ------------   --------------     ------------
Warren Eisenberg................   2000     750,000(b)         0          0            300,000           319,290(c)
  Co-Chairman and                  1999     750,000(b)         0          0            400,000           321,468(c)
  Co-Chief Executive Officer       1998     750,000(b)         0          0                  0           318,439(c)
Leonard Feinstein...............   2000     750,000(d)         0          0            300,000           275,752(e)
  Co-Chairman and                  1999     750,000(d)         0          0            400,000           271,972(e)
  Co-Chief Executive Officer       1998     750,000(d)         0          0                  0           261,050(e)
Steven H. Temares...............   2000     633,000(f)         0          0            300,000                 0
  President and                    1999     525,000(f)         0          0            200,000                 0
  Chief Operating Officer          1998     383,000(f)         0          0            100,000                 0
Arthur Stark....................   2000     392,000(f)         0          0             75,000                 0
  Chief Merchandising Officer
     and                           1999     350,000(f)         0          0             50,000                 0
  Senior Vice President            1998     304,000(f)         0          0             40,000                 0
Matthew Fiorilli................   2000     382,000(f)         0          0             75,000                 0
  Senior Vice President --         1999     340,000(f)         0          0             50,000                 0
  Stores                           1998     294,000(f)         0          0             40,000                 0

---------------
(a) Number of securities underlying options is as of the date of grant and does not reflect two-for-one stock splits, each in the form of a 100% dividend, distributed on July 31, 1998 and August 11, 2000.

(b) Mr. Eisenberg is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(c) Includes: (i) certain personal benefits provided by the Company to Mr. Eisenberg in fiscal 1998, 1999 and 2000 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $21,475, $27,157 and $29,422, respectively;
    (ii) insurance premiums in the amount of approximately $782, $1,798 and $1,666 in fiscal 1998, 1999 and 2000, respectively, paid by the Company in respect of certain insurance policies; and (iii) other premium payments under the Insurance Policies (as defined below) of $296,182 in fiscal 1998, $292,513 in fiscal 1999 and $288,202 in fiscal 2000. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(d) Mr. Feinstein is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(e) Includes: (i) certain personal benefits provided by the Company to Mr. Feinstein in fiscal 1998, 1999 and 2000 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $21,721, $34,274 and $40,158, respectively;
    (ii) insurance premiums in the amount of approximately $782, $899 and $833 in fiscal 1998, 1999 and 2000, respectively, paid by the Company in respect of certain insurance policies; and (iii) other premium payments under the Insurance Policies of $238,547 in fiscal 1998, $236,799 in fiscal 1999 and $234,761 in fiscal 2000. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(f) Messrs. Temares, Stark and Fiorilli are employed by the Company pursuant to agreements described below under "Agreements with Messrs. Temares, Stark and Fiorilli".

                                 STOCK OPTIONS

     The following table sets forth information as of March 3, 2001 for each of the executive officers of the Company named in the Summary Compensation Table with respect to options granted during fiscal 2000 and their potential value (at the end of the option term assuming certain levels of appreciation of the Company's common stock).

OPTION GRANTS IN FISCAL 2000

                                                                                            POTENTIAL REALIZABLE VALUE
                         NUMBER OF      PERCENT OF TOTAL                                     AT ASSUMED ANNUAL RATES
                         SECURITIES         OPTIONS        EXERCISE OR                     OF STOCK PRICE APPRECIATION
                         UNDERLYING        GRANTED TO         BASE                              FOR OPTION TERM(1)
                          OPTIONS         EMPLOYEES IN        PRICE                        ----------------------------
NAME                   GRANTED (#)(2)     FISCAL YEAR       ($/SHARE)    EXPIRATION DATE      5%($)          10%($)
----                   --------------   ----------------   -----------   ---------------   ------------   -------------
Warren Eisenberg.....    300,000(3)          9.76%          $22.9375         3/13/10        4,327,600      10,966,988
Leonard Feinstein....    300,000(3)          9.76%          $22.9375         3/13/10        4,327,600      10,966,988
Steven H. Temares....    300,000(4)          9.76%          $22.9375         3/13/10        4,327,600      10,966,988
Arthur Stark.........     75,000(5)          2.44%          $22.9375         3/13/10        1,081,900       2,741,747
Matthew Fiorilli.....     75,000(5)          2.44%          $22.9375         3/13/10        1,081,900       2,741,747

---------------
(1) The dollar amounts under these columns are the result of calculations at the hypothetical rates of 5% and 10% set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's common stock price.

(2) Number of securities underlying options, and the exercise price thereof, is as of the date of grant and does not reflect a two-for-one stock split, in the form of a 100% stock dividend, distributed on August 11, 2000.

(3) Options to purchase 300,000 shares were granted to each of Messrs. Eisenberg and Feinstein on March 13, 2000 and are exercisable in three (3) equal annual installments commencing on the first anniversary of the date of grant.

(4) Options to purchase 300,000 shares were granted to Mr. Temares on March 13, 2000 and are exercisable in five (5) equal annual installments commencing on the first anniversary of the date of grant.

(5) Options to purchase 75,000 shares were granted to each of Messrs. Stark and Fiorilli on March 13, 2000 and are exercisable in five (5) equal annual installments commencing on the third anniversary of the date of grant.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the named executive officers with respect to option exercises during fiscal 2000 and the value of outstanding or unexercised options held as of March 3, 2001.

                                                            NUMBER OF SECURITIES        VALUE OF THE UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                            SHARES                            MARCH 3, 2001(1)              MARCH 3, 2001(2)
                          ACQUIRED ON                    ---------------------------   ---------------------------
                           EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                        (#)(1)           ($)             (#)            (#)            ($)            ($)
----                      -----------   --------------   -----------   -------------   -----------   -------------
Warren Eisenberg(3).....   1,200,000      19,108,090       266,666       1,933,334      2,645,780     26,722,800
Leonard Feinstein(3)....   1,200,000      19,219,490       266,666       1,933,334      2,645,780     26,722,800
Steven H. Temares.......     340,000       7,451,042       400,000       1,556,000      5,831,224     21,990,145
Arthur Stark............     460,000      11,277,746        80,000         630,000      1,606,406      9,347,167
Matthew Fiorilli........     292,000       6,280,720       380,000         630,000      8,166,556      9,347,167

---------------
(1) Reflects two-for-one stock splits distributed in 1993, 1996, 1998 and 2000.

(2) Represents the difference between the closing market price of the common stock on March 2, 2001 of $24.6875 per share and the exercise price per share of the options, multiplied by the number of shares underlying the options.

(3) The options granted to Messrs. Eisenberg and Feinstein may be assigned by them to their respective spouses and descendants or to trusts for their benefit.

                AGREEMENTS WITH MESSRS. EISENBERG AND FEINSTEIN

     Messrs. Eisenberg and Feinstein have employment agreements with the Company. Under these agreements they each receive a salary of $750,000 per year. This salary may be increased by the Board of Directors of the Company. Each agreement is for five years and expires on June 30, 2002 unless it is extended. However, at any time they choose, Mr. Eisenberg and/or Mr. Feinstein may elect senior status (i.e., to be continued to be employed to provide non-line executive consultative services) at an annual salary of $400,000 for a period (the "Senior Status Period") of up to ten years from the date of such election. The Company has the option at the expiration of the employment term to require the executive to commence the Senior Status Period and provide senior status services. While on senior status, the executive does not have to devote more than 50 hours in any three-month period to his consultative duties. The agreements were amended in fiscal 2000 to provide Messrs. Eisenberg and Feinstein with supplemental pension payments of $200,000 per year following, in each case, the termination of his employment with the Company until the death of the survivor of him and his current spouse and to provide for his continued participation in health and other benefit programs following the termination of employment. The agreements contain non-competition, non-solicitation and confidentiality provisions. These provisions generally apply through the term of employment, including the Senior Status Period and any other time when salary payments are required to be made under the agreement. The agreements also provide for some of Messrs. Eisenberg's and Feinstein's employee benefits to continue during and after employment and the Senior Status Period. The agreements also provide that in the event of a change in control of the Company, Mr. Eisenberg and/or Mr. Feinstein may, at his option, terminate employment and receive three years' annual salary, if termination is prior to the Senior Status Period, and $200,000 times the number of years remaining in the Senior Status Period, if termination is during such Senior Status Period. Under the agreements, Messrs. Eisenberg and Feinstein can also terminate employment and be paid through the end of the term of employment and the Senior Status Period (or, if the Company chooses, in a lump sum on a present value discounted basis) if the executive is removed from or not reelected to any officer or director position or there is a material diminution in the executive's duties.

     The Company has "split dollar" insurance agreements with trusts established by each of Messrs. Eisenberg and Feinstein and their wives. Under these agreements, the Company contracted to pay a portion of the premiums payable on outstanding life insurance policies on the joint lives of each of Messrs. Eisenberg and Feinstein and their wives, each with aggregate face values of $30 million (the "Insurance Policies"), until the earliest of (a) such time as the cash value of each Insurance Policy is sufficient to pay the premiums thereof,
(b) the termination of the arrangement by surrender of the policies or payment to the Company of the entire amount of the premiums previously paid, or (c) the date of death of the last to die of Mr. Eisenberg and his wife, with respect to Mr. Eisenberg's Insurance Policies, and the last to die of Mr. Feinstein and his wife, with respect to Mr. Feinstein's Insurance Policies.

     Under the "split dollar" agreements, the premiums paid by the Company are to be returned to the Company, without interest, no later than the earlier to occur of (a) the death of the last spouse to die of the insured persons under each Insurance Policy, and (b) the surrender or termination of each Insurance Policy. Consequently, the Insurance Policies should not result in an expense to the Company, except to the extent of costs incurred (if any) for advancing the premiums. The repayment of premiums paid by the Company will be made either out of the insurance proceeds (if paid) or the cash surrender value of the Insurance Policies (if insurance proceeds are not paid). In the latter case, Messrs. Eisenberg and Feinstein and their wives are personally liable to the Company for the excess, if any, of the total amount of premiums paid by the Company for the Insurance Polices over the cash surrender values thereof.

              AGREEMENTS WITH MESSRS. TEMARES, STARK AND FIORILLI

     Messrs. Temares, Stark and Fiorilli, as well as some other executives of the Company, have employment agreements with the Company. The agreements with the three named executives provide for severance pay equal to three years' salary if the Company terminates their employment (subject to reduction under certain circumstances) and one year's severance pay if the executive voluntarily leaves the employ of the Company. These agreements also contain non-competition and confidentiality provisions.

INFORMATION CONCERNING OTHER NAMED EXECUTIVE OFFICERS AND SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS
--------------------------------------------------------------------------------

                                                                       NUMBER OF SHARES OF
                                                                    COMMON STOCK BENEFICIALLY
NAME                              POSITION                          OWNED AND PERCENT OF CLASS
----                              --------                          --------------------------
Arthur Stark                      Chief Merchandising Officer and             [182,000](1)*
                                  Senior Vice President
Matthew Fiorilli                  Senior Vice President -- Stores             [376,800](2)*
Putnam Investments Inc.                                                     29,183,458(3) (10.3%)
One Post Office Square
Boston, Massachusetts 02109
A I M Management Group Inc.                                                 17,735,200(4) (6.3%)
11 Greenway Plaza, Suite 100
Houston, Texas 77046
All Directors and Executive                                                [20,783,738](5) ([7.3]%)
  Officers as a Group (10
  persons)

---------------
* Less than 1% of the outstanding common stock of the Company.

1. The shares shown as being owned by Mr. Stark include: (a) 10,000 shares owned by Mr. Stark individually; and (b) [172,000] shares issuable pursuant to stock options that are or become exercisable within 60 days.

2. The shares shown as being owned by Mr. Fiorilli include: (a) [372,000] shares issuable pursuant to stock options granted to Mr. Fiorilli that are or become exercisable within 60 days; and (b) 4,800 shares owned by Mr. Fiorilli's minor children. Mr. Fiorilli disclaims beneficial ownership of these shares.

3. Information regarding Putnam Investments, LLC, or Putnam, was obtained from a
   Schedule 13G, as amended, filed by Putnam with the SEC. The Schedule 13G states that Putnam and its parent corporation, Marsh & McLennan Companies, Inc. are deemed to have beneficial ownership of the 29,183,458 shares of common stock. The Schedule 13G also states that 27,858,758 of the 29,183,458 shares are held by registered investment companies and/or other investment advisory clients in accounts managed by Putnam Investment Management, LLC, a registered investment adviser and a subsidiary of Putnam, and 1,324,700 of the 29,183,458 shares are held by registered investment companies and/or other investment advisory clients in accounts managed by Putnam Advisory Company, LLC, a registered investment adviser and a subsidiary of Putnam. The
   Schedule 13G also states that as part of the Putnam Family of Funds, Putnam New Opportunities Fund held 16,254,000 of the 27,858,758 shares held by Putnam Investment Management, LLC. The Schedule 13G also states that Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds, and Putnam Advisory Company, LLC, which is the investment adviser to Putnam's institutional clients, have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. The Schedule 13G further states that Marsh & McLennan Companies, Inc. and Putnam declare that the filing of the Schedule 13G shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by the Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

4. Information regarding A I M Management Group Inc., or AIM, was obtained from a Schedule 13G filed by AIM with the SEC. The Schedule 13G states that AIM has the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 17,735,200 shares of common stock. The Schedule 13G also states that A I M Advisors, Inc. and A I M Capital Management, Inc., registered investment advisers, are subsidiaries of AIM which acquired the shares of common stock.

5. Includes shares of common stock as indicated in footnotes 1 to 4 to the tables regarding directors and footnotes 1 and 2 to this table.

                              CERTAIN TRANSACTIONS

     Petitti, Eisenberg & Gamache, P.C., an accounting firm, provides payroll related services to the Company. Raymond Eisenberg, a brother of Warren Eisenberg, is employed at Petitti, Eisenberg & Gamache, P.C. During fiscal 2000, the Company paid approximately $366,000 in fees to Petitti, Eisenberg & Gamache, P.C.

     In fiscal 2000, the Company made charitable contributions in the aggregate amount of $634,000 to the Mitzi and Warren Eisenberg Family Foundation, Inc. and the Feinstein Family Foundation, Inc. Messrs. Eisenberg and Feinstein and their family members are the trustees for these not-for-profit charitable foundations. Messrs. Eisenberg and Feinstein also made charitable contributions to these foundations. The foundations gave more money to charities than the amount contributed by the Company.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     While decisions regarding salary levels for management personnel, other than the Co-Chief Executive Officers, have been left to the Co-Chief Executive Officers, the Board of Directors has formulated general policies designed to enable the Company to reward qualified management personnel and key employees and to provide longer term incentives. The Board of Directors believes that long-term stock options will tend to provide incentives to management personnel as well as to align such incentives with shareholder return. Accordingly, the Stock Option Committees have granted options to a wide range of key employees with the specific number of options granted being commensurate with the degree of responsibility of the grantee's position.

     The special committee of outside directors in fiscal 2000 reviewed the compensation of the Co-Chief Executive Officers and determined not to change their salaries, which have remained unchanged since 1992. The committee of outside directors reviewed the employment agreements of Messrs. Eisenberg and Feinstein and determined to amend the agreements to provide Messrs. Eisenberg and Feinstein with supplemental pension payments and health and other plan benefits following the termination of their employment with the Company. The committee also recommended, and the Stock Option Committee authorized to grant options to officers and directors granted, options covering 300,000 shares of the Company's common stock to each of Messrs. Eisenberg, Feinstein and Temares.

                                            BOARD OF DIRECTORS

                                            Warren Eisenberg
                                            Klaus Eppler
                                            Leonard Feinstein
                                            Robert S. Kaplan
                                            Robert J. Swartz
                                            Steven H. Temares

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the performance of the Company's common stock with that of the S&P 500 Index, the S&P Specialty Retail Index and the S&P Retail Composite Index over the same period (assuming the investment of $100 in the Company's common stock and each of the three Indexes on February 25, 1996, and the reinvestment of all dividends).

[STOCK PRICE PERFORMANCE GRAPH]

                                         BED BATH & BEYOND                            S&P SPECIALTY RETAIL   S&P RETAIL COMPOSITE
                                                INC.              S&P 500 INDEX              INDEX                  INDEX
                                         -----------------        -------------       --------------------   --------------------
2/25/96                                         100                    100                    100                    100
3/1/97                                          122                    120                    117                    117
2/28/98                                         202                    159                    123                    178
2/27/99                                         275                    188                     99                    259
2/26/00                                         224                    202                     64                    231
3/3/01                                          462                    187                     69                    252

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  FROM FEBRUARY 25, 1996 THROUGH MARCH 3, 2001
                AMONG BED BATH & BEYOND INC., THE S&P 500 INDEX,
       THE S&P SPECIALTY RETAIL INDEX AND THE S&P RETAIL COMPOSITE INDEX

------------------------------------------------------------------------------------------
INVESTMENT                      2/25/96   3/1/97    2/28/98   2/27/99   2/26/00    3/3/01
------------------------------------------------------------------------------------------
 Bed Bath & Beyond Inc.           100       122       202       275       224       462
------------------------------------------------------------------------------------------
 S&P 500 Index                    100       120       159       188       202       187
------------------------------------------------------------------------------------------
 S&P Specialty Retail Index       100       117       123        99        64        69
------------------------------------------------------------------------------------------
 S&P Retail Composite Index       100       117       178       259       231       252
------------------------------------------------------------------------------------------

---------------
* $100 invested on 2/25/96 in stock or index -- including reinvestment of dividends.

                           NEXT YEAR'S ANNUAL MEETING

     Proposals which shareholders intend to present at the 2002 Annual Meeting of Shareholders must be received by the Company no later than January [21], 2002 to be presented at the meeting or to be eligible for inclusion in next year's proxy statement under the SEC's proxy rules.

                                            WARREN EISENBERG,
                                            Co-Chairman and
                                            Co-Chief Executive Officer

                                            LEONARD FEINSTEIN,
                                            Co-Chairman and
                                            Co-Chief Executive Officer

Union, New Jersey
May [21], 2001

                                                                       EXHIBIT A

                                    CHARTER

                                       OF

                 THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       OF

                             BED BATH & BEYOND INC.

I.  Statement of Policy

     The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to the public, the Corporation's systems of internal controls regarding financial reporting, and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee shall:

     - Serve as an independent party to monitor the Corporation's financial reporting process and internal control system.

     - Discuss the audit conducted by the Corporation's independent auditors.

     - Provide an open avenue of communication among the independent accountants, management and the Board of Directors.

II.  Composition

     The Audit Committee shall be comprised of three or more directors, each of whom, in the determination of the Board of Directors, satisfies the independence and other requirements of the National Association of Securities Dealers, Inc.'s NASDAQ Audit Committee requirements. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

     The Committee shall meet at such times and with such frequency as the Committee shall determine as appropriate to meet its responsibilities. The Committee shall meet with management and with the independent auditors to discuss any matters that the Committee or the other participants believe should be discussed. The Committee, its Chair or the Chair's designee should meet with the independent auditors and management quarterly to discuss the quarterly review process. The Committee shall report to the Board of Directors from time to time.

IV.  Responsibilities and Duties

Documents/Reports Review

     1. Review this Charter, at least annually, and report the results of its review to the Board of Directors.

     2. Review the Corporation's annual financial statements, including any certification, report or opinion rendered by the independent auditors.

     3. Review and discuss with financial management and the independent auditors drafts of quarterly earnings press releases or Quarterly Reports on Form 10-Q in substantially final form prior to release or filing. The Chair or one or more other members of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     The Corporation's outside independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, in consultation with the Audit Committee, has the ultimate authority to select, evaluate and, where in its business judgment it deems appropriate, replace the outside independent auditors.

     The Audit Committee shall:

     4. Recommend to the Board of Directors the selection, termination or replacement of the independent auditors.

     5. Consider the independence of the independent auditors taking into account consulting and other services provided by the independent auditors.

     6. Receive from the auditors the report relating to the auditors' independence that the Committee is advised by the auditors is required by Independence Standards Board Standard No. 1, and discuss such report with the independent auditors.

Financial Reporting Processes

     7. Consult with the independent auditors concerning their review of the Corporation's financial reporting processes.

     8. Discuss with the Corporation's independent auditors their views about the quality of the Corporation's accounting principles as applied to its financial reporting.

     9. Consider, if appropriate, changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

     10. Report to the Board of Directors such recommendations as the Audit Committee deems appropriate including whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K.

     11. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

                                                                       EXHIBIT B

                      PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     Paragraph (a) of Article Fourth of the Certificate of Incorporation is amended as follows to increase the number of shares from the presently authorized 350,000,000 shares of common stock, par value $.01 per share, to 900,000,000 shares of common stock, par value $.01 per share. The 1,000,000 shares of preferred stock, par value $.01 per share, shall remain unchanged.

     "(a) Authorized Classes of Stock: The total number of shares which the corporation shall have the authority to issue is 901,000,000 of which 900,000,000 are designated Common Stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares are designated Preferred Stock, par value $.01 per share ("Preferred Stock")."

                                     PROXY

                             BED BATH & BEYOND INC.

                               650 LIBERTY AVENUE
                            UNION, NEW JERSEY 07083

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Leonard Feinstein and Steven H. Temares, or either one of them acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 1, 2001 at the Annual Meeting of Shareholders to be held on June 28, 2001 or any adjournment thereof.

                          (Continued on Reverse Side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             BED BATH & BEYOND INC.


                                 JUNE 28, 2001



              - Please Detach and Mail in the Envelope Provided -


A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

  1. ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote "FOR" Proposal No. 1,

     FOR            WITHHELD
     [ ]              [ ]

Nominees:
Warren Eisenberg
Robert J. Swartz

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE:

____________________________________________________


  2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP;
     The Board of Directors Recommends a Vote "FOR" Proposal No. 2.

     FOR    AGAINST   ABSTAIN
     [ ]      [ ]       [ ]


  3. APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION:
     The Board of Directors Recommends a Vote "FOR" Proposal No. 3.

     FOR    AGAINST   ABSTAIN
     [ ]      [ ]       [ ]


  4. SHAREHOLDER PROPOSAL:
     The Board of Directors Recommends a Vote "AGAINST" Proposal No. 4.

     FOR    AGAINST   ABSTAIN
     [ ]      [ ]       [ ]


  5. In their discretion, the Proxies are authorized to vote upon such other business as may be brought before the meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR PROPOSALS 1, 2, AND 3, AND AGAINST PROPOSAL 4.



Signature _______________________ Signature if held jointly ____________________

DATED__________________, 2001

Note: Please sign exactly as name appears herein. When shares are held by joint tenants both should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.